Marqeta Announces Visa Veteran Mike Milotich as New CFO, Raises Expectations for Fourth Quarter 2021 Financial Results

Following 10 years at Visa, Mike Milotich will join Marqeta as Chief Financial Officer, overseeing the next chapter of Marqeta’s scale and growth

OAKLAND, Calif., February 9, 2022 -- Marqeta (NASDAQ: MQ), the global modern card issuing platform, announced the appointment of Mike Milotich as the company’s new Chief Financial Officer, effective February 22, 2022.

Milotich joins Marqeta following a decade-long tenure at Visa in various financial leadership positions, most recently serving as Senior Vice President of Investor Relations and Corporate Finance. He has more than 20 years of experience in corporate finance, the majority of which falls in payments and financial services. He has also held leadership positions at American Express and PayPal.

Tripp Faix, the company’s outgoing Chief Financial Officer, has decided to step down to spend more time with family after three and a half years in his role. Mr. Faix will continue in an advisory role until March 31, 2022, to ensure a smooth transition of the CFO position at Marqeta and participate in Marqeta’s upcoming conference call to discuss its fourth quarter and full year fiscal 2021 financial results, set for March 9, 2022.

“Having spent the last ten years at Visa, I had a front row seat to the rise of Marqeta and the innovations they’ve opened up globally with their modern card issuing platform,” said Mike Milotich. “After spending time with Jason and the executive team, I was impressed by both how well they’d scaled to date and the massive opportunity in global money movement that lies ahead of them. I look forward to joining the team and helping to guide the next chapter of the company’s growth.”

“After a thorough executive search, it was clear that Mike’s deep payments experience makes him an excellent fit for Marqeta. He has a keen appreciation for the possibilities in front of us as a company. We look forward to welcoming him to the Marqeta community.” said Jason Gardner, Marqeta’s Founder and CEO. “On behalf of our board, leadership team, and all Marqetans, I want to thank Tripp for his tireless dedication to Marqeta and the instrumental role he had in putting a corporate foundation in place that guided us through our IPO and two major private fundraising rounds. He will always be a friend, and we wish him all the best in his future endeavors.”

Preliminary Fourth Quarter 2021 Financial Results
In its third-quarter earnings release dated November 10, 2021, Marqeta provided financial guidance for net revenue and adjusted EBITDA for the fourth quarter ending December 31, 2021. In light of higher-than-expected processing volumes, the Company expects to outperform the previously announced guidance for both its net revenue and adjusted EBITDA for the fourth quarter. The Company will release its actual results for the fourth quarter and full year of 2021 on March 9, 2022.

The preliminary estimated financial performance for the fourth quarter ended December 31, 2021 discussed above is subject to the completion of our financial closing procedures. Our management is responsible for these closing procedures. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the accompanying preliminary estimated financial performance, and accordingly does not express an opinion or any other form of assurance with respect thereto. Our estimated preliminary financial performance could differ materially from our actual results of operations due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time at which we issue our audited consolidated financial statements.

About Marqeta
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s platform, powered by open APIs, gives its customers the ability to build more configurable and flexible payment experiences, accelerating product development and democratizing access to card issuing technology. Its modern architecture provides instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle transactions. Marqeta is headquartered in Oakland, California and is enabled in 39 countries globally. For more information, visit www.marqeta.com, Twitter and LinkedIn.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, quotations and statements relating to Marqeta’s preliminary financial results for the quarter ending December 31, 2021, business opportunities and plans, business strategy and Marqeta’s continued success and growth. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: any factors creating issues with the effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; and the risk that Marqeta may be subject to additional risks such as currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com. The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.